UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): August 29, 2005

Healthaxis Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-13591	23-2214195

(Commission File Number)	(IRS Employer Identification No.)

7301 North State Highway 161, Suite 300, Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(972) 443-5000

(Registrant’s Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On August 29, 2005 the Board of Directors of Healthaxis Inc. (the “Company”) elected John M. Carradine as the Chief Executive Officer and as a director of the Company, all effective as of October 1, 2005. Mr. Carradine succeeds James W. McLane as Chief Executive Officer of the Company. Mr. McLane will remain Chairman of the Board of Directors of the Company.

     John M. Carradine, age 47, has been President and Chief Operating Officer of the Company since February 2004, and served as Treasurer and Chief Financial Officer of the Company from March 2001 to November 2004, and as President of Healthaxis Imaging Services, LLC, since April 1, 2002. From 1998 to 2001, Mr. Carradine served as Chief Financial Officer and a director of Micrografx, Inc., a publicly traded software development and services company with operations in the United States, Europe, Japan, and Australia, where he was responsible for worldwide financial and administrative functions including all finance and accounting, technology operations, planning and investor relations. From 1990 to 1998, Mr. Carradine served as Vice President of Finance and Chief Financial Officer of Intellicall, Inc., an American Stock Exchange listed manufacturer and provider of telecommunications products and services both in the United States and overseas. Mr. Carradine began his career with Arthur Young and Company as an Auditor from 1980 to 1983, and subsequently served from 1983 to 1990 as Treasurer for Computer Language Research, Inc., a provider of software and data processing services.

     Mr. Carradine is a party to a Change in Control Employment Agreement with the Company that sets forth, among other things, the terms and conditions pursuant to which the Company or its successor will continue to employ him and the amount of certain payments that would be made to him upon certain events following a change in control of the Company. On May 13, 2005, the Company and Mr. Carradine executed an amendment to the Change in Control Employment Agreement (the “Employment Agreement Amendment”) under which they agreed that the closing of the investment transaction between the Company and Tak Investments, Inc. on that date resulted in a “change in control” of the Company and the triggering of the commencement of a three-year employment period between the Company and Mr. Carradine. Under the terms of the amended employment agreement with Mr. Carradine, the Company is required to compensate him at the rate of compensation and bonus prior to the change in control, or his annual salary in effect on December 31, 2002, if greater. Mr. Carradine’s current salary was not changed with his election as Chief Executive Officer of the Company. Under Mr. Carradine’s amended employment agreement, the Company will provide him with a lump sum payment and certain other termination benefits if his employment is terminated by the Company without “cause” or by him for “good reason,” as those terms are defined in the agreement, within six months prior to a change in control or three years after a change in control.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2005

HEALTHAXIS INC.

By:	/s/ James W. McLane

James W. McLane
Chairman of the Board and Chief Executive Officer